SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 16, 2004

ANTARES PHARMA, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-20945	41-1350192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

707 Eagleview Boulevard, Suite 414, Exton, PA	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 458-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On August 17, 2004, Antares Pharma, Inc. (the “Company”) issued a press release regarding the appointment of Paul K. Wotton to the Company’s Board of Directors. A copy of this press release is furnished as Exhibit 99.1 hereto.

Also on August 17, 2004, the Company issued a press release regarding the resignation of its Chief Executive Officer, Roger G. Harrison, effective as of September 1, 2004. The Company also announced the appointment of Jack Stover to the position of Chief Executive Officer and Director, effective as of September 1, 2004. A copy of this press release is furnished as Exhibit 99.2 hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 18, 2004	ANTARES PHARMA, INC.

	By	/s/ Lawrence M. Christian
Lawrence M. Christian
Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release issued August 17, 2004

99.2	Press Release issued August 17, 2004